As filed with the Securities and Exchange Commission on January 5, 2012

Registration No. 333-110611

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GP STRATEGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	8200	52-0845774
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

(410) 379-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth L. Crawford

Senior Vice President & General Counsel

GP Strategies Corporation

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

(410) 379-3600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Kelly Tubman Hardy, Esq.

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

(410) 580-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share	N/A	N/A	N/A	N/A

(1)          The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY STATEMENT

Elimination of Holding Company Structure; Assumption of Registration Statement

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-110611) (the “Registration Statement”) by GP Strategies Corporation, a Delaware corporation (the “Predecessor Company”), the predecessor of General Physics Corporation, a Delaware corporation (the “Company”).  The Company succeeded to the interests of the Predecessor Company following a recapitalization effected pursuant to an Agreement and Plan of Merger, dated as of October 31, 2011 (the “Merger Agreement”), between the Predecessor Company and the Company.  The Merger Agreement provided for, among other things, the merger of the Predecessor Company with and into the Company, a wholly owned subsidiary of the Predecessor Company (the “Merger”).  The Merger Agreement was approved by the shareholders of the Predecessor Company at the annual meeting of shareholders held on December 14, 2011, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a result of the Merger and upon the effective date of the Merger, each outstanding share of common stock, $0.01 par value, of the Predecessor Company was automatically converted into one share of common stock, $0.01 par value, of the Company.  Following the Merger, the Company’s financial position and capitalization will be identical in all material respects to that of the Predecessor Company and the operations of the surviving company will be the same as the operations of the Company before the Merger. In connection with the Merger, the Company changed its name to “GP Strategies Corporation.”

In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Company, as successor issuer to the Predecessor Company, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.  The applicable registration fees were paid at the time of the original filing of this Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders identified in this prospectus may not sell these securities or solicit an offer to buy these securities until the registration statement of which this prospectus is a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2012

PROSPECTUS

GP STRATEGIES CORPORATION

937,500 Shares of Common Stock

This prospectus may be used only in connection with the resale, from time to time, by the selling stockholders identified in this prospectus of up to 937,500 shares of our common stock, par value $0.01 per share, issuable upon exercise of warrants issued to the selling stockholders by us. We will not receive any proceeds from any sale by the selling stockholders of the common stock covered by this prospectus and any prospectus supplement. The selling stockholders will receive all proceeds and will pay all underwriting discounts and commissions, if any, applicable to the sale of the common stock covered by this prospectus.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

You should read this prospectus and any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus as well as in supplements to this prospectus for a discussion of certain risks you should consider before buying any securities hereunder.

Our common stock is quoted and traded on the New York Stock Exchange under the symbol “GPX.”

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Whenever we refer to “GP Strategies,” “we,” “our” or “us” in this prospectus, we mean GP Strategies Corporation and its subsidiaries, unless the context indicates otherwise.

GP STRATEGIES CORPORATION

GP Strategies is a NYSE-listed company and is a global performance improvement solutions provider of sales and technical training, e-Learning solutions, management consulting and engineering services. Our solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. GP Strategies was incorporated in Delaware in 1959. Our headquarters are located at 6095 Marshalee Drive, Suite 300, Elkridge, Maryland 21075, and our telephone number at that address is (410) 379-3600. We maintain a website at  www.gpworldwide.com. The information contained in our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as any amendments or additions thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations liquidity, ability to pay dividends or stock price.

Risks Related to our Common Stock

The price of our common stock is highly volatile and could decline regardless of our operating performance.

The market price of our common stock could fluctuate in response to, among other things:

•                  changes in economic and general market conditions;

•                  changes in the outlook and financial condition of certain of our significant customers and industries in which we have a concentration of business;

•                  changes in financial estimates, treatment of our tax assets or liabilities or investment recommendations by securities analysts following our business;

•                  changes in accounting standards, policies, guidance or interpretations or principles;

•                  sales of common stock by our directors, officers and significant stockholders;

•                  factors affecting securities of companies included in the Russell 3000® Index, in which our common stock is included;

•                  our failure to achieve operating results consistent with securities analysts’ projections; and

•                  the operating and stock price performance of competitors.

These factors might adversely affect the trading price of our common stock and prevent you from selling your common stock at or above the price at which you purchased it.  In addition, in recent periods, the stock market has experienced significant price and volume fluctuations.  This volatility has had a significant impact on the market price of securities issued by many companies, including ours and others in our industry.  These changes can occur without regard to the operating performance of the affected companies.  As a result, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our share price.

Our financial results are subject to quarterly fluctuations, which may result in volatility or declines in our stock price.

We experience, and expect to continue to experience, fluctuations in quarterly operating results. Consequently, you should not deem our results for any particular quarter to be necessarily indicative of future results.  Factors that may affect quarterly operating results in the future include:

•                  the overall level of services and products sold;

•                  the volume of publications shipped by our Sandy segment each quarter, because revenue and cost of publications contracts are recognized in the quarter during which the publications ship;

•                  fluctuations in project profitability;

•                  the gain or loss of material clients;

•                  the timing, structure and magnitude of acquisitions;

•                  participant training volume and general levels of outsourcing demand from clients in the industries that we serve;

•                  the budget and purchasing cycles of our clients, especially of the governments and government agencies that we serve;

•                  the commencement or completion of client engagements or services and products in a particular quarter;

•                  currency fluctuations; and

•                  the general level of economic activity.

In addition, we provide domestic preparedness and emergency management services, including disaster recovery services, which can result in revenue volatility associated with the unpredictability of certain events occurring and the need for these types of services.  Accordingly, it is difficult for us to forecast our growth and results of operations on a quarterly basis.  If we fail to meet expectations of investors or analysts, our stock price may fall rapidly and without notice.  Furthermore, the fluctuation of quarterly operating results may render less meaningful period-to-period comparisons of our operating results.

Sagard Capital Partners, L.P. (“Sagard”) may exert influence over us and could delay or deter a change of control or other business combination or otherwise cause us to take actions with which other stockholders may disagree.

As of December 1, 2011, Sagard beneficially owned 2,937,403 shares or approximately 15.6% of our outstanding common stock. In addition, until Sagard owns less than certain specified amounts of common stock or certain other conditions have been met, Sagard is entitled to designate an individual to serve on our board of directors. As a result, Sagard may exert influence over our decision to enter into any corporate transaction or with respect to any transaction that requires the approval of stockholders, regardless of whether other stockholders believe that the transaction is in their own best interests. This could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.

The market price of our common stock could be affected by additional sales of common stock in the public market by us or the selling stockholders.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of outstanding equity compensation awards. As of September 30, 2011, we had 18,738,764 shares of common stock outstanding, excluding 1,355,764 shares available for future grant under our equity compensation plans, 1,469,550 shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $9.95 per share, and 178,799 shares issuable upon settlement of outstanding restricted stock units. We cannot predict the effect, if any, that future sales of shares of common stock, including common stock issuable upon the exercise of options and settlement of restricted stock units, or the availability of shares of common stock for future sale, will have on the market price of our common stock prevailing from time to time. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of equity securities.

In addition, the registration statement of which this prospectus is a part registers 3,334,661 shares of common stock for resale. The availability of our shares for resale by the selling stockholders, as well as any actual sales of these shares, could materially adversely affect the market price of our common stock.

Our authorized preferred stock and certain provisions in our amended and restated by-laws could make a third party acquisition of us difficult.

Our restated certificate of incorporation, as amended, (“restated certificate”), allows us to issue up to 10,000,000 shares of preferred stock, the rights, preferences, qualifications, limitations and restrictions of which may be fixed by the Board of Directors without any further vote or action by the stockholders.  In addition, our amended and restated bylaws provide, among other things, that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide us with timely advance written notice of their proposal in a prescribed form.  Our amended and restated bylaws also provide that stockholders desiring to call a special meeting for any purpose, must submit to us a request in writing of stockholders representing at least 50% of the combined voting power of all issued and outstanding classes of capital stock and stating the purpose of such meeting.  The ability to issue preferred stock and such provisions in our bylaws might have the effect of delaying, discouraging or preventing a change in control that might otherwise be beneficial to stockholders and might materially and adversely affect the market price of our common stock.

In addition, some provisions of Delaware law, particularly the “business combination” statute in Section 203 of Delaware General Corporation Law, might also discourage, delay or prevent someone from acquiring us or merging with us.  As a result of these provisions in our charter documents and Delaware law, the price investors might be willing to pay in the future for shares of our common stock might be limited.

Our restated certificate allows us to redeem or otherwise dispose shares of our common stock owned by a foreign stockholder if certain U.S. Government agencies threaten termination of any of our contracts as a result of such an ownership interest.

The United States Departments of Energy and Defense have policies regarding foreign ownership, control or influence over government contractors who have access to classified information, and might conduct an inquiry as to whether any foreign interest has beneficial ownership of 5% or more of a contractor’s or subcontractor’s voting securities.  If either Department determines that an undue risk to the defense and security of the United States exists as a result of foreign ownership, control or influence over a government contractor (including as a result of a potential acquisition), it might, among other things, terminate the contractor’s or subcontractor’s existing contracts.  Our restated certificate allows us to redeem or require the prompt disposition of all or any portion of the shares of our common stock owned by a foreign stockholder beneficially owning 5% or more of the outstanding shares of our common stock if either Department threatens termination of any of our contracts as a result of such an ownership interest.  These provisions may have the additional effect of delaying, discouraging or preventing a change in control and might materially and adversely affect the market price of our common stock. In connection with the sale of shares of common stock to Sagard in December 2009, we agreed to render these provisions, as well as other anti-takeover measures, inapplicable to Sagard.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “expects,” “intends,” “believes,” “may,” “will,” “should,” “could,” “anticipates,” “estimates,” “plans” and similar expressions are generally forward-looking in nature and are not historical facts. Factors and assumptions involved in the derivation of forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. These factors and assumptions may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

The selling stockholders identified below in the section titled “Selling Stockholders” will receive all of the proceeds from the sale of the shares offered by this prospectus and any accompanying prospectus supplement. We will receive no proceeds from this offering.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders named in this prospectus of up to 937,500 shares of our Common Stock issuable upon the exercise of warrants acquired by the selling stockholders from us in a private placement.

Pursuant to a Note and Warrant Purchase Agreement dated August 8, 2003, we issued and sold to four Gabelli funds $7,500,000 aggregate principal amount of 6% Conditional Subordinated Notes due 2008 (the “Notes”) and 937,500 warrants (the “Warrants”), each entitling the holder thereof to purchase (subject to adjustment) one share of our Common Stock for an exercise price of $8.00 per share. Subsequent to the spin-off of National Patent Development Corporation (“NPDC”) in 2004 and GSE Systems, Inc. (“GSE”) in 2005, and in accordance with the anti-dilution provisions of the warrant agreement applicable to stock splits, reorganizations, mergers and similar transactions, the number of Warrants was adjusted to 984,116 and the exercise price was adjusted to $5.85 per share. The aggregate purchase price for the Notes and the Warrants was $7,500,000. The Notes bore interest at the rate of 6% per annum payable semi-annually commencing on December 31, 2003 and matured in August 2008. We repaid all of the Notes in full at maturity on August 14, 2008 and all of the Warrants were exercised as of August 2008.

Under a registration rights agreement, we were required, at our expense, to file, not later than November 12, 2003, a registration statement to register under the Securities Act the resale by the holders of the Warrants of the shares of Common Stock issuable upon exercise of the Warrants, and to use our best efforts to cause such registration statement to become effective. Accordingly, we filed a Registration Statement on Form S-3, of which this prospectus forms a part, on November 19, 2003 with respect to those shares. The registration rights agreement also affords certain other registration rights in favor of the holders of the Warrants.

The following table sets forth important information with respect to each selling stockholder as of November 17, 2003, to our knowledge:

•                  the name and position or other relationship with our company within the past three years of the selling stockholder;

•                  the number of shares of our Common Stock beneficially owned by the selling stockholders prior to this offering;

•                  the number of shares of Common Stock being offered through this prospectus; and

•                  the number and percentage of our outstanding shares of Common Stock to be beneficially owned by the selling stockholders after the sale of Common Stock being offered through this prospectus.

The selling stockholders do not have to sell any of the shares of Common Stock being offered through this prospectus.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before the Offering	Number of Shares of Common Stock Offered by this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares Offered	Percent of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares Offered(1)

The Gabelli Small Cap Growth Fund(2)	250,000	250,000	—	—
The Gabelli Convertible Securities and Income Fund Inc(2)	250,000	250,000	—	—
The Gabelli Equity Income Fund(2)	250,000	250,000	—	—
The Gabelli ABC Fund(2)	187,500	187,500	—	—

(1)                   Consists of shares of our Common Stock issuable to such selling stockholders upon exercise of the Warrants owned by such selling stockholders.

(2)                   See “Selling Stockholders” for a description of the relationship between us and each of the selling stockholders.

PLAN OF DISTRIBUTION

The Common Stock being offered by the selling stockholders, or by their respective pledgees, donees, distributees, transferees, or other successors in interest, will be sold in one or more transactions (which may involve block transactions) on the New York Stock Exchange or on another market on which the Common Stock may from time to time be trading, in privately-negotiated transactions, through the writing of options on the Common Stock, short sales or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as the selling stockholders determine from time to time. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Common Stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell the Common Stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Brokers acting as agents for the selling stockholders will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the Common Stock will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Common Stock in the course of hedging the positions they assume with a selling stockholder. There can be no assurance that all or any of the Common Stock offered hereby will be issued to, or sold by, the selling stockholders.

The selling stockholders and any other persons participating in the sale or distribution of the Common Stock will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder. These rules may limit the timing of purchases and sales of any of the Common Stock by the selling stockholders or any other person participating in the distribution. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other market activities with respect to the Common Stock for a specified period of time before the distribution begins. These restrictions may reduce the marketability of the Common Stock.

We have agreed to indemnify the selling stockholders against potentially significant liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, James L. Galante, our Assistant General Counsel, will pass upon the validity of the shares of common stock offered under this prospectus. As of January 5, 2012, Mr. Galante beneficially owns 1,534 shares of our common stock, 417 restricted stock award units, and options to purchase 5,000 shares of our common stock.

EXPERTS

The consolidated financial statements of GP Strategies Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated in this prospectus in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, which are incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements refers to the Company’s adoption of statement of Financial Accounting Standard No. 141(R), Business Combinations (ASC Topic 805), on January 1, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and the securities to be sold in this offering, you should refer to the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC in accordance with the Exchange Act. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the Public Reference Room at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the internet website maintained by the SEC at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to its effectiveness, provided however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC. We also incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•                  our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010;

•                  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2011, June 30, 2011 and September 30, 2011;

•                  our Current Reports on Form 8-K filed March 11, 2011, April 21, 2011, as amended, October 20, 2011, December 20, 2011 and January 3, 2012; and

•                  the description of our capital stock contained in the Current Report on Form 8-K filed with the SEC on September 23, 2010.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

GP Strategies Corporation

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

(410) 379-3600

Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Not applicable

Item 15. Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that the directors of the Registrant will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•                  for any transaction from which the director derives an improper personal benefit.

The Registrant’s bylaws provide for the indemnification of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. The indemnification provided under the Registrant’s certificate of incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had. The Registrant may pay these expenses in advance of the final disposition of a proceeding only if the director or officer agrees to repay these amounts if it is ultimately determined that the director or officer is not entitled to be indemnified. If the Registrant does not pay a claim for indemnification within 60 days, the claimant may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

The indemnification provided by the Registrant’s bylaws is not deemed to be exclusive of any other right to which a person seeking indemnification may be entitled under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  In addition, the Registrant has entered into agreements with its directors and executive officers to provide for indemnification and payment of expenses to the extent permitted by applicable law and the Registrant’s bylaws.

The Registrant maintains standard policies of insurance under which coverage is provided to its directors, officers, employees and agents to insure them against liability for actions or omissions occurring in their capacity as a director, officer, employee or agent, subject to certain exclusions and limitations.

Item 16. Exhibits

Exhibit Number	Description

3.1

Composite of the Restated Certificate of Incorporation of GP Strategies Corporation including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on January 3, 2012.

3.2

GP Strategies Corporation Amended and Restated By-Laws, including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on January 3, 2012.

4.1	GP Strategies Corporation common stock certificate specimen. Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 27, 2010.
*5.1	Opinion of James L. Galante, Esq.
*23.1	Consent of independent registered public accounting firm, KPMG LLP.
*23.2	Consent of James L. Galante, Esq. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page)

* Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elkridge, Maryland, on January 4, 2012.

GP STRATEGIES CORPORATION

By:	/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Scott N. Greenberg, Sharon Esposito-Mayer, and Kenneth L. Crawford, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Scott N. Greenberg	Chief Executive Officer (Principal Executive Officer	January 4, 2012
Scott N. Greenberg	and Director)

/s/ Sharon Esposito-Mayer	Executive Vice President and Chief Financial Officer	January 4, 2012
Sharon Esposito-Mayer	(Principal Financial and Accounting Officer)

/s/ Harvey P. Eisen
Harvey P. Eisen	Chairman of the Board of Directors	January 4, 2012

/s/ Daniel M. Friedberg
Daniel M. Friedberg	Director	January 4, 2012

/s/ Marshall S. Geller
Marshall S. Geller	Director	January 4, 2012

/s/ Sue W. Kelly
Sue W. Kelly	Director	January 4, 2012

/s/ Richard C. Pfenniger, Jr.
Richard C. Pfenniger, Jr.	Director	January 4, 2012

/s/ A. Marvin Strait
A. Marvin Strait	Director	January 4, 2012

/s/ Gene A. Washington
Gene A. Washington	Director	January 4, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1

Composite of the Restated Certificate of Incorporation of GP Strategies Corporation including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on January 3, 2012.

3.2

GP Strategies Corporation Amended and Restated By-Laws, including all amendments through December 31, 2011. Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on January 3, 2012.

4.1	GP Strategies Corporation common stock certificate specimen. Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 27, 2010.
*5.1	Opinion of James L. Galante, Esq.
*23.1	Consent of independent registered public accounting firm, KPMG LLP.
*23.2	Consent of James L. Galante, Esq. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature page)

* Filed herewith